Discussion and Reconciliation of Non-GAAP Measures

We believe the following measures are relevant and useful information to investors as they are part of AT&T's internal management reporting and planning processes and are important metrics that management uses to evaluate the operating performance of AT&T and its segments. Management also uses these measures as a method of comparing performance with that of many of our competitors.
Certain amounts have been conformed to the current period's presentation, including our change in accounting to capitalize customer set-up and installation costs and amortize them over the expected economic life of the customer relationship.
Free Cash Flow
Free cash flow is defined as cash from operations minus Capital expenditures. Free cash flow after dividends is defined as cash from operations minus Capital expenditures and dividends. Free cash flow dividend payout ratio is defined as the percentage of dividends paid to free cash flow. We believe these metrics provide useful information to our investors because management views free cash flow as an important indicator of how much cash is generated by routine business operations, including Capital expenditures, and makes decisions based on it. Management also views free cash flow as a measure of cash available to pay debt and return cash to shareowners.

Free Cash Flow and Free Cash Flow Dividend Payout Ratio
Dollars in millions	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net cash provided by operating activities	$10,142	$9,185	$39,344	$35,880
Less: Capital expenditures	(6,456)	(6,093)	(22,408)	(20,015)
Free Cash Flow	3,686	3,092	16,936	15,865

Less: Dividends paid	(2,947)	(2,889)	(11,797)	(10,200)
Free Cash Flow after Dividends	$739	$203	$5,139	$5,665
Free Cash Flow Dividend Payout Ratio	80.0%	93.4%	69.7%	64.3%

Capital Investment
Capital Investment is a non-GAAP financial measure that adds to Capital expenditures the amount of vendor financing arrangements for capital improvements. These favorable payment terms are considered vendor financing arrangements and are reported as financing activities instead of Capital expenditures. Management believes that Capital Investment provides relevant and useful information to investors and other users of our financial data in evaluating long-term investment in our business.

Capital Investment
Dollars in millions	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Capital Expenditures	$6,456	$6,093	$22,408	$20,015
Vendor Financing	267	684	492	684
Capital Investment	$6,723	$6,777	$22,900	$20,699

EBITDA

Our calculation of EBITDA, as presented, may differ from similarly titled measures reported by other companies. For AT&T, EBITDA excludes other income (expense) – net, and equity in net income (loss) of affiliates, as these do not reflect the operating results of our subscriber base or operations that are not under our control. Equity in net income (loss) of affiliates represents the proportionate share of the net income (loss) of affiliates in which we exercise significant influence, but do not control. Because we do not control these entities, management excludes these results when evaluating the performance of our primary operations. EBITDA also excludes interest expense and the provision for income taxes. Excluding these items eliminates the expenses associated with our capital and tax structures. Finally, EBITDA excludes depreciation and amortization in order to eliminate the impact of capital investments. EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with U.S. generally accepted accounting principles (GAAP).

EBITDA service margin is calculated as EBITDA divided by service revenues.

When discussing our segment results, EBITDA excludes equity in net income (loss) of affiliates, and depreciation and amortization from segment contribution. For our supplemental presentation of our combined domestic wireless operations (AT&T Mobility), EBITDA excludes depreciation and amortization from Operating Income.

These measures are used by management as a gauge of our success in acquiring, retaining and servicing subscribers because we believe these measures reflect AT&T's ability to generate and grow subscriber revenues while providing a high level of customer service in a cost-effective manner. Management also uses these measures as a method of comparing segment performance with that of many of its competitors. The financial and operating metrics which affect EBITDA include the key revenue and expense drivers for which segment managers are responsible and upon which we evaluate their performance.

We believe EBITDA Service Margin (EBITDA as a percentage of service revenues) to be a more relevant measure than EBITDA Margin (EBITDA as a percentage of total revenue) for our Consumer Mobility segment operating margin and our supplemental AT&T Mobility operating margin. For the periods covered by this report, we subsidized a portion of some of our wireless handset sales, which are recognized in the period in which we sell the handset. Management views this equipment subsidy as a cost to acquire or retain a subscriber, which is recovered through the ongoing service revenue that is generated by the subscriber. We also use wireless service revenues to calculate margin to facilitate comparison, both internally and externally with our wireless competitors, as they calculate their margins using wireless service revenues as well.

There are material limitations to using these non-GAAP financial measures. EBITDA, EBITDA margin and EBITDA service margin, as we have defined them, may not be comparable to similarly titled measures reported by other companies. Furthermore, these performance measures do not take into account certain significant items, including depreciation and amortization, interest expense, tax expense and equity in net income (loss) of affiliates. Management compensates for these limitations by carefully analyzing how its competitors present performance measures that are similar in nature to EBITDA as we present it, and considering the economic effect of the excluded expense items independently as well as in connection with its analysis of net income as calculated in accordance with GAAP. EBITDA, EBITDA margin and EBITDA service margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP.

EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net Income	$2,515	$4,086	$13,333	$13,687
Additions:
Income Tax Expense	676	2,221	6,479	7,005
Interest Expense	1,221	1,143	4,910	4,120
Equity in Net (Income) of Affiliates	(41)	(31)	(98)	(79)
Other (Income) Expense - Net	(123)	113	(277)	52
Depreciation and amortization	6,129	6,477	25,847	22,016
EBITDA	10,377	14,009	50,194	46,801

Total Operating Revenues	41,841	42,119	163,786	146,801
Service Revenues	37,369	37,635	148,884	131,677

EBITDA Margin	24.8%	33.3%	30.6%	31.9%
EBITDA Service Margin	27.8%	37.2%	33.7%	35.5%

Segment EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Business Solutions Segment
Segment Contribution	$4,023	$3,721	$16,826	$16,392
Additions:
Depreciation and amortization	2,264	2,513	9,832	9,789
EBITDA	6,287	6,234	26,658	26,181

Total Segment Operating Revenues	18,033	18,214	70,988	71,127

Segment Operating Income Margin	22.3%	20.4%	23.7%	23.0%
EBITDA Margin	34.9%	34.2%	37.6%	36.8%

Entertainment Group Segment
Segment Contribution	$1,370	$1,457	$6,104	$2,000
Additions:
Equity in Net (Income) of Affiliates	(8)	(12)	(9)	4
Depreciation and amortization	1,381	1,426	5,862	4,945
EBITDA	2,743	2,871	11,957	6,949

Total Segment Operating Revenues	13,206	12,994	51,295	35,294

Segment Operating Income Margin	10.3%	11.1%	11.9%	5.7%
EBITDA Margin	20.8%	22.1%	23.3%	19.7%

Consumer Mobility Segment
Segment Contribution	$2,185	$2,141	$9,825	$9,738
Additions:
Depreciation and amortization	918	939	3,716	3,851
EBITDA	3,103	3,080	13,541	13,589

Total Segment Operating Revenues	8,419	8,749	33,200	35,066
Service Revenues	6,731	7,131	27,536	29,150

Segment Operating Income Margin	26.0%	24.5%	29.6%	27.8%
EBITDA Margin	36.9%	35.2%	40.8%	38.8%
EBITDA Service Margin	46.1%	43.2%	49.2%	46.6%

International Segment
Segment Contribution	$(240)	$(260)	$(661)	$(488)
Additions:
Equity in Net (Income) of Affiliates	(28)	1	(52)	5
Depreciation and amortization	298	309	1,166	655
EBITDA	30	50	453	172

Total Segment Operating Revenues	1,909	1,849	7,283	4,102

Segment Operating Income Margin	-14.0%	-14.0%	-9.8%	-11.8%
EBITDA Margin	1.6%	2.7%	6.2%	4.2%

Supplemental AT&T Mobility EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
AT&T Mobility
Operating Contribution	$4,638	$4,376	$20,643	$19,803
Add: Depreciation and amortization	2,048	2,031	8,292	8,113
EBITDA	6,686	6,407	28,935	27,916

Total Segment Operating Revenues	18,750	18,886	72,821	73,705
Service Revenues	14,713	14,815	59,386	59,837

Segment Operating Income Margin	24.7%	23.2%	28.3%	26.9%
EBITDA Margin	35.7%	33.9%	39.7%	37.9%
EBITDA Service Margin	45.4%	43.2%	48.7%	46.7%

Adjusting Items

Adjusting items include revenues and costs we consider nonoperational in nature, such as items arising from asset acquisitions or dispositions. We also adjust for net actuarial gains or losses associated with our pension and postemployment benefit plans due to the often significant impact on our fourth-quarter results (we immediately recognize this gain or loss in the income statement, pursuant to our accounting policy for the recognition of actuarial gains and losses.) Consequently, our adjusted results reflect an expected return on plan assets rather than the actual return on plan assets, as included in the GAAP measure of income.

The tax impact of adjusting items is calculated using the effective tax rate during the quarter except for (1) adjustments related to Mexico operations, which are taxed at the 30% marginal rate for Mexico and (2) adjustments that, given their magnitude can drive a change in the effective tax rate, reflect the actual tax expense or combined marginal rate of approximately 38%.

Adjusting Items
Dollars in millions	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Operating Revenues
Merger related deferred revenue	$-	$-	$-	$85
Storm revenue credits	10	-	23	-
Adjustments to Operating Revenues	10	-	23	85
Operating Expenses
DIRECTV and other video merger integration costs	259	165	754	502
Mexico merger integration costs	78	84	309	167
Time Warner merger costs	47	-	47	-
Wireless merger integration costs	1	79	93	649
Leap network decommissioning	-	55	-	669
Asset abandonments and impairments	361	-	361	35
Storm costs	27	-	44	-
Employee separation costs	30	36	344	375
Actuarial (gain) loss	1,024	(2,152)	1,024	(2,152)
(Gain) loss on transfer of wireless spectrum	-	-	(714)	-
Adjustments to Operations and Support Expenses	1,827	(1,733)	2,262	245
Amortization of intangible assets	1,228	1,272	5,177	2,556
Impairments	29	-	29	-
Adjustments to Operating Expenses	3,084	(461)	7,468	2,801
Other
DIRECTV-related interest expense and exchange fees [1]	-	-	16	142
(Gain) loss on sale of investments and impairments	28	132	32	132
Adjustments to Income Before Income Taxes	3,122	(329)	7,539	3,160
Tax impact of adjustments	1,097	(206)	2,618	996
Tax-related benefits[2]	359	-	359	228
Adjustments to Net Income	$1,666	$(123)	$4,562	$1,936
[1] Includes interest expense incurred on the debt issued prior to the close of the DIRECTV transaction and fees associated with the exchange of DIRECTV notes for AT&T notes.
[2]2016 includes merger-related restructuring of investment in Mexico.

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA service margin and Adjusted diluted EPS are non-GAAP financial measures calculated by excluding from operating revenues, operating expenses and income tax expense certain significant items that are non-operational or non-recurring in nature, including dispositions and merger integration and transaction costs. Management believes that these measures provide relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends.

Adjusted Operating Revenues, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA service margin and Adjusted diluted EPS should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP. AT&T's calculation of Adjusted items, as presented, may differ from similarly titled measures reported by other companies.
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EBITDA Service Margin
Dollars in millions	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Operating Income	$4,248	$7,532	$24,347	$24,785
Adjustments to Operating Revenues	10	-	23	85
Adjustments to Operating Expenses	3,084	(461)	7,468	2,801
Adjusted Operating Income[1]	7,342	7,071	31,838	27,671

EBITDA	10,377	14,009	50,194	46,801
Adjustments to Operating Revenues	10	-	23	85
Adjustments to Operations and Support Expenses	1,827	(1,733)	2,262	245
Adjusted EBITDA[1]	12,214	12,276	52,479	47,131

Total Operating Revenues	41,841	42,119	163,786	146,801
Adjustments to Operating Revenues	10	-	23	85
Total Adjusted Operating Revenue	41,851	42,119	163,809	146,886
Service Revenues	37,369	37,635	148,884	131,677
Adjustments to Operating Revenues	10	-	23	85
Adjusted Service Revenues	37,379	37,635	148,907	131,762

Operating Income Margin	10.2%	17.9%	14.9%	16.9%
Adjusted Operating Income Margin[1]	17.5%	16.8%	19.4%	18.8%
Adjusted EBITDA Margin[1]	29.2%	29.1%	32.0%	32.1%
Adjusted EBITDA Service Margin[1]	32.7%	32.6%	35.2%	35.8%
[1] Adjusted Operating Income,  Adjusted EBITDA and associated margins exclude all actuarial gains or losses ($1.0 billion loss in 2016) associated with our pension and postemployment benefit plans, which we immediately recognize in the income statement, pursuant to our accounting policy for the recognition of actuarial gains/losses. As a result, Adjusted Operating Income and Margin reflect an expected return on plan assets of $3.5 billion (based on an average expected return on plan assets of 7.75% for our pension trust and 5.75% for our VEBA trusts), rather than the actual return on plan assets of $3.5 billion (actual pension return of 7.8% and VEBA return of 6.7%), as included in the GAAP measure of income.

Adjusted Diluted EPS
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Diluted Earnings Per Share (EPS)	$0.39	$0.65	$2.10	$2.37
Amortization of intangible assets	0.13	0.14	0.55	0.30
Merger integration and other items[1]	0.04	0.06	0.13	0.28
Employee separation costs	-	-	0.04	0.04
Asset abandonments and impairments	0.05	-	0.04	-
Actuarial (gain) loss	0.10	(0.22)	0.10	(0.24)
Storm related and other items	0.01	-	0.01	-
Gain (loss) on transfer of wireless spectrum	-	-	(0.07)	-
Tax-related benefits	(0.06)	-	(0.06)	(0.04)
Adjusted EPS	$0.66	$0.63	$2.84	$2.71
Year-over-year growth - Adjusted	4.8%		4.8%
Weighted Average Common Shares Outstanding with Dilution (000,000)	6,181	6,187	6,189	5,646
[1]Includes combined merger integration items, Leap network decommissioning, and DIRECTV-related interest expense and exchange fees.

Entertainment Group Segment Adjusted Operating Revenues includes the external operating revenues from DIRECTV U.S. as reported in the DIRECTV Form 10-Q/A dated June 30, 2015 adjusted to (1) include operations reported in other DIRECTV operating segments that AT&T has chosen to manage in our Entertainment Group segment, (2) conform DIRECTV's practice of recognizing revenue to be received under contractual commitments on a straight line basis over the minimum contract period to AT&T's method of limiting the revenue recognized to the monthly amounts billed and (3) eliminate intercompany transactions from DIRECTV U.S. and the Entertainment Group segment. Adjusting Entertainment Group segment operating revenues provides for comparability between periods.

Entertainment Group Adjusted Operating Revenues
Dollars in millions	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Segment Operating Revenues	$13,206	$12,994	$51,295	$35,294
DIRECTV Operating Revenues[1]		-		14,864
Adjustments:
Other DIRECTV operations		-		182
Revenue recognition		-		229
Intercompany eliminations		-		(40)
Adjusted Segment Operating Revenues	$13,206	$12,994	$51,295	$50,529
Year-over-year growth - Adjusted	1.6%		1.5%
[1]Includes results from July 1, 2015 through July 24, 2015 acquisition date.

Net Debt to Adjusted EBITDA

Net Debt to EBITDA ratios are non-GAAP financial measures frequently used by investors and credit rating agencies and management believes these measures provide relevant and useful information to investors and other users of our financial data. The Net Debt to Adjusted EBITDA ratio is calculated by dividing the Net Debt by annualized Net Debt Adjusted EBITDA. Annualized Net Debt Adjusted EBITDA excludes severance-related adjustments as described in our credit agreements. Net Debt is calculated by subtracting cash and cash equivalents and certificates of deposit and time deposits that are greater than 90 days, from the sum of debt maturing within one year and long-term debt. Annualized Adjusted EBITDA is calculated by annualizing the year-to-date Net Debt Adjusted EBITDA.
Net Debt to Adjusted EBITDA
Dollars in millions
	Three Months Ended
	Mar. 31,	Jun. 30	Sep. 30	Dec. 31	YTD 2016
	2016	2016	2016	2016
Adjusted EBITDA	$13,279	$13,397	$13,589	$12,214	$52,479
Add back severance	(25)	(29)	(260)	(30)	(344)
Net Debt Adjusted EBITDA	13,254	13,368	13,329	12,184	52,135
Annualized Net Debt Adjusted EBITDA					52,135
End-of-period current debt					9,832
End-of-period long-term debt					113,681
Total End-of-Period Debt					123,513
Less: Cash and Cash Equivalents					5,788
Net Debt Balance					117,725
Annualized Net Debt to Adjusted EBITDA Ratio					2.26